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                                                                EXHIBIT 21

                      Subsidiaries of Norand Corporation


1.      Norand International Corporation
                Incorporated in Iowa

2.      Norand Data Systems, Ltd.
                Incorporated in Iowa

3.      NAL Corporation
                Incorporated in Iowa

4.      Norand Japan Limited
                Incorporated in Iowa

5.      Norand (Italia) S.r.l.
                Incorporated in Italy

6.      Norand (UK) Limited
                Incorporated in the United Kingdom

7.      Norand (Denmark) A/S
                Incorporated in Denmark

8.      Norand Data (Espana) S.A.
                Incorporated in Spain

9.      Norand GmbH
                Incorporated in Germany

10.     Norand (Sweden) AB
                Incorporated in Sweden

11.     Norand (Benelux) B.V.
                Incorporated in the Netherlands

12.     Norand de Mexico S.A. de C.V.
                Incorporated in Mexico

13.     NDS Foreign Sales Corporation
                Incorporated in Barbados

14.     Norand Technology Corporation
                Incorporated in Delaware

15.     Norand (Australia) Pty Ltd.
                Incorporated in Australia

16.     Infolink Group Ltd.
                Incorporated in Australia


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                                                                 EXHIBIT 21
                                                                 (Continued)

17.     Infolink Software Pty. Ltd.
                Incorporated in Australia

18.     Infolink Computer Services Pty. Ltd.
                Incorporated in Australia


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